Exhibit 99.1

Meta Financial Group, Inc.® Announces Conversion of MetaBank® to a National Bank Charter

Sioux Falls, S.D., March 31, 2020 (GLOBE NEWSWIRE) - Meta Financial Group, Inc.® (Nasdaq: CASH) ("Meta" or the “Company”) today announced that MetaBank® (the “Bank”), a wholly-owned subsidiary of Meta, has received the necessary regulatory approvals from the Office of the Comptroller of the Currency to convert from a federal thrift charter to a national bank charter, and that the Company has received the necessary regulatory approvals from the Federal Reserve Bank of Minneapolis to convert from a savings and loan holding company to a bank holding company that has elected treatment as a financial holding company. The conversion of the Bank to a national bank, and the conversion of the Company to a bank holding company, will become effective at the opening of business on Wednesday, April 1, 2020. At such time, the Bank will operate under the name "MetaBank, National Association."
The Company and the Bank are enabling these conversions in order to more closely align the Bank's regulatory charter to its current and future strategy on national business that provides innovative financial solutions to consumers and businesses in niche markets often overlooked by traditional banks.
This press release and other important information about the Company are available at metafinancialgroup.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to the conversions of the Bank to a national bank and the Company to a bank holding company, as well as the Bank’s planned business activities. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors, including, without limitation, the risk that the conversion of the Bank to a national charter, and the conversion of the Company to a bank holding company, will not become effective on April 1, 2020 as expected or at all. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Meta Financial Group
Meta Financial Group, Inc.® (Nasdaq: CASH) is the holding company for the financial services company MetaBank® (“Meta”). Meta is a leader in providing innovative financial solutions to consumers and businesses in under-served niche markets and believes in financial inclusion for all. Meta’s commercial lending division works with high-value niche industries, rapid-growth companies and technology adopters to grow their businesses and build more profitable customer relationships. Meta is one of the largest issuers of prepaid cards in the U.S., having issued more than a billion cards in partnership with banks, program managers, payments providers and other businesses, and offers a total payments services solution that includes ACH origination, wire transfers, and more. Meta has a national presence and over 1,000 employees, with corporate headquarters in Sioux Falls, S.D. For more information, visit the Meta Financial Group website.

Investor Relations Contact:
Brittany Kelley Elsasser
Director of Investor Relations
605.362.2423
bkelley@metabank.com